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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

          We hereby consent to the references to our firm in this Registration Statement on Form S-1 (including any amendments thereto) filed by LRR Energy, L.P., or the Registration Statement, and to the inclusion of our reports, dated June 10, 2011, with respect to estimates of reserves and future net revenues as of December 31, 2010 and March 31, 2011, as an appendix to the prospectus included in the Registration Statement and/or as an exhibit to the Registration Statement. We further consent to the reference to our firm as experts in this Registration Statement, including the prospectus included in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr. J. Carter Henson, Jr., P.E. Senior Vice President

Houston, Texas
August 11, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS